Exhibit 10.1

June 23, 2023

Continental Republic Capital, LLC d/b/a Republic Business Credit

900 Camp Street, Suite 301

New Orleans, LA 70130

Re:	Consent, Waiver and Release with Regard to the Transactions (as defined below)

Ladies and Gentlemen:

Reference is made to (i) that certain Agreement for Purchase and Sale, dated as of October 28, 2019, as amended by (a) that certain First Amendment to the Agreement for Purchase and Sale dated as of July 10, 2020; and (b) that certain Second Amendment to the Agreement for Purchase and Sale dated as of December 6, 2021; and (c) that certain Third Amendment to the Agreement for Purchase and Sale dated as of January 12, 2023 (as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Factoring Agreement”) by and among Continental Republic Capital, LLC d/b/a Republic Business Credit, a Louisiana limited liability company (successor by merger to Republic Business Credit, LLC, “you” or “Republic”), as purchaser (the “Purchaser”), and RiceBran Technologies, a California corporation (“RiceBran”), Golden Ridge Rice Mill, Inc., a Delaware corporation (“Golden Ridge”), and MGI Grain Incorporated, a Delaware corporation (“MGI Grain” and together with RiceBran and Golden Ridge, collectively, the “Seller”), and (ii) that certain Secured Promissory Note made by the Sellers, collectively, as borrower (the “Borrower”), in favor of you, as holder (the “Holder”), dated January 12, 2023, together with agreements, documents, and instruments ancillary thereto (the “Promissory Note”). Capitalized terms used herein but not defined herein have the meanings assigned to such terms in the Factoring Agreement or in the Promissory Note, as the context may require.

RiceBran has advised you that:

(a) Section 5.6 of the Factoring Agreement provides that, in connection with the operations of Seller, no inventory, equipment or other asset has been sold outside the ordinary course of the Seller’s business without first giving Purchaser written notice and obtaining Purchaser’s written consent, which consent shall not unreasonably be withheld or delayed;

(c) Section 8(F) of the Promissory Note provides that the Principal Amount and all accrued Interest on the Promissory Note shall be immediately due and payable upon any Borrower’s transfer or pledge of any portion of assets;

(d) RiceBran desires to enter into an Asset Purchase Agreement (the “APA”; and the transactions contemplated by the APA, collectively, the “Transactions”) to effect, among other things, the sale of certain assets, as identified on Exhibit A attached hereto (the “Sold Assets”), to Stabil Nutrition, LLC, a Missouri limited liability company;

(e) in consideration of Republic’s consent to RiceBran’s entry into the APA and to the Transactions and the release of Republic’s security interests in and liens on the Sold Assets, which security interests and liens were granted to Republic as security for the Obligations due from Seller (pursuant to the Factoring Agreement) and Borrower (pursuant to the Promissory Note), RiceBran shall pay Republic by wire transfer using the wiring instructions identified on Exhibit B attached hereto (the “Consideration Payment Instruction”) the amount of Four Hundred Fifty Thousand and 00/100 ($450,000.00) (the “Consideration Payment”) out of the first proceeds otherwise due to RiceBran under the APA, which Consideration Payment shall be applied by Republic to the Principal Amount (as defined by the Promissory Note); and

(f) in the absence of this letter agreement (this “Letter Agreement”), RiceBran’s entry into the APA and the Transactions would violate the terms of the Factoring Agreement, including Section 5.6 thereof, and the Promissory Note, including Section 8(F) thereof, and result in an “Event of Default” as defined in Section 7 of the Factoring Agreement or Section 5 of the Promissory Note, as applicable.

Accordingly, RiceBran has requested that you enter into this Letter Agreement to evidence your (i) consent and agreement that, subject to the terms of this Letter Agreement, notwithstanding anything in the Factoring Agreement or the Promissory Note to the contrary, the Transactions shall be permitted under the Factoring Agreement and the Promissory Note and (ii) waiver, subject to the terms of this Letter Agreement and notwithstanding anything in the Factoring Agreement or the Promissory Note to the contrary, of (A) Section 8(F) of the Promissory Note with respect to the Transactions and (B) any “Event of Default” under the Factoring Agreement or the Promissory Note that may arise or result from RiceBran’s entry into the APA and the Transactions.

Notwithstanding anything in the abovementioned sections of the Factoring Agreement or Promissory Note to the contrary, effective as of the Closing (as defined below), upon which Republic shall substantially concurrently therewith receive the Consideration Payment as described herein, you hereby (i) consent to and agree that RiceBran’s entry into the APA and the Transactions shall be permitted under the Factoring Agreement and the Promissory Note, (ii) waive any breach, default, event of default, or right of termination under the Promissory Note and/or the Factoring Agreement that may arise or result from RiceBran’s entry into the APA or the Transactions, including, without limitation, any “Event of Default” as defined in Section 7 of the Factoring Agreement or Section 5 of the Promissory Note, as applicable, and (iii) acknowledge that the consent and agreement set forth in clause (i) above shall satisfy Section 5.6 of the Factoring Agreement.

Republic hereby agrees that upon its receipt of the Consideration Payment in good and cleared funds (i) Republic shall execute and deliver to RiceBran any and all further documents, agreements and instruments, including the Uniform Commercial Code financing statement amendments attached hereto as Exhibit C (the “UCC-3 Amendments”), and any other documents and instruments as may reasonably be requested as evidence of Republic’s consent to the Transactions and termination of the security interests, liens, assignments or other encumbrances in connection with the Factoring Agreement or the Promissory Note that Republic has or may have as to the Sold Assets; and (ii) Republic shall take all such further actions that are reasonably necessary or desirable for the release of Republic’s liens and security interests in the Sold Assets, which actions may be reasonably required pursuant to the APA or under applicable law or otherwise reasonably necessary or desirable to effectuate the Transactions.

Each of RiceBran and Republic acknowledge and agree that it is contemplated that the execution of the APA will be concurrent with the consummation of the Transactions (the “Closing”) and has determined that entering into this Letter Agreement prior to the Closing is in the best interest of the parties to facilitate, permit and consent to the consummation of the Transactions as set forth herein. Accordingly, this Letter Agreement shall be deemed effective as of the Closing (without any further action or notice by any party). If for any reason the Closing does not occur, this Letter Agreement shall be null and void.

Each of Republic and RiceBran hereby acknowledges and agrees that in consideration of Republic’s consent to RiceBran’s entry into the APA and the Closing of the Transactions contemplated by the APA and Republic’s release of its security interests in and liens on the Sold Assets, Republic shall receive the Consideration Payment substantially concurrently with the Closing.

Please evidence your consent to and confirmation of the foregoing by executing this letter in the space provided below. Upon execution of this letter, please email a PDF of your signature to William J. Keneally (wkeneally@ricebrantech.com) and a copy to Emily Kercheville (ekercheville@velaw.com).

If you have any questions or need any additional information regarding the foregoing, please do not hesitate to contact William J. Keneally (wkeneally@ricebrantech.com). Thank you for your prompt consideration.

Sincerely,

RiceBran Technologies
Golden Ridge Rice Mill, Inc.
MGI Grain Incorporated

By:
Name:	William J. Keneally
Title:	Interim Chief Financial Officer

AGREED AND CONSENTED TO:

This ____ day of June, 2023

Continental Republic Capital, LLC

By:
Name:	Melissa Baines
Title:	Chief Risk Officer

signature page

Letter Agreement -Consent to Transactions and Release of Certain Assets

EXHIBIT A

SOLD ASSETS

Capitalized terms used herein but not defined herein have the meanings assigned to such terms in the APA.

1.

All of the equipment, vehicles, machinery, containers, and other rolling stock, spare parts, supplies, accessories, raw materials, packaging, works-in-progress and inventory and all other fixed assets owned or leased by Seller as of the Closing exclusively for use in the Business, including:

a.	See attached EXHIBIT A-1 for a list of certain fixed assets and personal property of Seller.

b.	Pape Forklift, Battery, and Charger Equipment Finance Agreement between RiceBran Technologies and Partners Capital Group, Inc., dated December 4, 2019.

c.	XEROX Value Lease Agreement between RiceBran Technologies and U.S. Bank Equipment Finance, dated March 26, 2019.

d.	Compactor Rental Agreement between RiceBran Technologies and Greenleaf Compaction, Inc., dated May 30, 2019.

e.	Work-in-process and Inventory.

2.	All Intellectual Property of Seller exclusively used in the Business and listed below:

a.	Active Registered Trademarks:

Trademark	Registration Number	Registration Date	Jurisdiction	Owner
1. Ribran	4820516	September 29, 2015	US	RiceBran Technologies
2. Nutrition by Nature	4266719	January 1, 2013	US	RiceBran Technologies
3. Proryza	4683405	February 10, 2015	US	RiceBran Technologies
4. Ribalance	3581499	February 24, 2009	US	RiceBran Technologies
5. Risolubles	2461604	June 19, 2001	US	RiceBran Technologies

Exhibit A to the Letter Agreement –Sold Assets

b.	Canceled, Abandoned or Expired US Patents:

Patent No.	Title
6,902,739	Methods for Treating Joint Inflammation, Pain, and Loss of Mobility
5,512,287	Production of Beta-Glucan and Beta-Glucan Product
5,985,344	Process for Obtaining Micronutrient Enriched Rice Bran Oil
6,126,943	A Method for Treating Hypercholesterolemia, Hyperlipidemia, and Atherosclerosis
6,303,586	A Method for Treating Diabetes, Hyperglycemia and Hypoglycemia
6,350,473	Method for Treating Hypercholesterolemia, Hyperlipidemia, and Atherosclerosis
6,558,714	Method for Treating Hypercholesterolemia, Hyperlipidemia, and Atherosclerosis
6,733,799	Method for Treating Hypercholesterolemia, Hyperlipidemia, and Atherosclerosis

c.	Canceled, Abandoned or Expired Foreign Patents:

Application/ Patent No.	Title
Canada 2,305,665	Supportive Therapy for Diabetes, Hyperglycemia and Hypoglycemia
Canada 2,454,658	Methods for Treating Joint Inflammation, Pain and Loss of Mobility
India 221444	Supportive Therapy for Diabetes, Hyperglycemia and Hypoglycemia
India 233702	Method for Treating Hypercholesterolemia, Hyperlipidemia, and Atherosclerosis
Mexico 232655	Supportive Therapy for Diabetes, Hyperglycemia and Hypoglycemia
Mexico 286309	Supportive Therapy for Diabetes, Hyperglycemia and Hypoglycemia
China ZL 98810675.2	Supportive Therapy for Diabetes, Hyperglycemia and Hypoglycemia
Singapore 71377	Supportive Therapy for Diabetes, Hyperglycemia and Hypoglycemia
Korea 0583211	A Method for Treating Diabetes, Hyperglycemia and Hypoglycemia
Australia 751704	Supportive Therapy for Diabetes, Hyperglycemia and Hypoglycemia
New Zealand 503648	Supportive Therapy for Diabetes, Hyperglycemia and Hypoglycemia
Australia 2002315558	Methods for Treating Joint Inflammation, Pain and Loss of Mobility
Europe: UK 1011702; France 1011702; Germany 69842477.8	Supportive Therapy for Diabetes, Hyperglycemia and Hypoglycemia
Europe: UK 141966; EU 141966	Methods for Treating Joint Inflammation, Pain and Loss of Mobility
Hong Kong (Europe) 1065943	Methods for Treating Joint Inflammation, Pain and Loss of Mobility

Exhibit A to the Letter Agreement –Sold Assets

3.	All Contracts exclusively related to the Business, including the Contracts and the Company Leases, as well as all operating leases and capital leases for machinery and equipment as listed below:

a.	Stabilized RiceBran Processing, Sales and Marketing Agreement by and between Farmers’ Rice Cooperative and RiceBran Technologies, dated as of December 31, 2020.

b.	Supply Agreement by and between RiceBran Technologies (f/k/a NutraCea) and Manna Pro, dated April 14, 2010.

c.	Exclusive Supply and Cooperation Agreement by and between Kentucky Equine Research, Inc. and RiceBran Technologies, dated March 6, 2010.

d.

Air Commercial Real Estate Association Standard Industrial/ Commercial Single-Tenant Lease – NET by and between Jordan K. Smith, Jr., Suzanne E. Smith and Deborah J. Smith, as landlord, and Seller, as tenant, dated September 27, 2017

e.	Warehouse Lease dated April 15, 2007, between Farmers’ Rice Milling Company, Inc., as landlord, and Seller, as tenant.

f.	Amended Ground Lease dated November 1, 2008, between Farmers’ Rice Milling Company, Inc., as landlord, and Seller, as tenant.

g.	Paper Forklift, Battery, and Charger Equipment Finance Agreement between RiceBran Technologies and Partners Capital Group, Inc., dated December 4. 2019.

h.	XEROX Value Lease Agreement between RiceBran Technologies and U.S. Bank Equipment Finance, dated March 26, 2019.

i.	Compacter Rental Agreement between RiceBran Technologies and Greenleaf Compaction, Inc., dated May 30, 2019.

j.	Purchase Order by and between Urmatt Limited and RiceBran Technologies, dated January 27, 2022.

Exhibit A to the Letter Agreement –Sold Assets

4.	The Owned Real Property:

Facility	Legal Description(s)
Mermentau Facility

That certain tract or parcel of ground, together with all the buildings and improvements thereon, located in Section 33, Tl0S, R2W, Acadia Parish, Louisiana, said parcel containing 0.75 acres (32,532.8 square feet) and being more fully described as follows:

Commencing at the southeast corner of Section 33, T10S, R2W, thence proceed N 26° 18' 40" E a distance of 71.12 feet; thence N 63° 41' 20" W a distance of 20.00 feet; thence proceed along a curve to the right, having a radius of 430.15 feet, an arc distance of 218.07 feet, a chord bearing of N 86° 24' 01" W and a chord distance of 215.74 feet; thence N 71° 52' 38" W a distance of 303.82 feet; thence proceed along a curve to the right, having a radius of 255.00 feet, an arc distance of 57.63 feet, a chord bearing of N 65° 40' 12" W and a chord distance of 57.50 feet; thence N 19° 19' 28" E a distance of 169.03 feet to the Point of Beginning.

Thence N 70° 40' 32" W a distance of 90.25 feet;

thence S 19° 19' 28" W a distance of 30.00 feet;

thence N 70° 40' 32" W a distance of 30.00 feet;

thence N 19° 19' 28" W a distance of 30.00 feet;

thence N 70° 40' 32" W a distance of 38.96 feet;

thence proceed along a curve to the right, having a radius of 225.00 feet, an arc distance of 17.11 feet, a chord bearing of N 00° 26' 15" E a distance of 17.10 feet;

thence N 19° 19' 28" E a distance of 176.63 feet;

thence S 70° 17' 50" E a distance of 164.75 feet;

thence S 19° 19' 28" W a distance of 191.72 feet to the Point of Beginning.

170 S 13th St., Mermentau, LA 70556
Parcel Number(s): 0550018100IMP
Dillon Facility	Parcel NC, Certificate of Survey No. 1510BA, filed for record on January 29, 2008, at 3:00 o’clock p.m. under Recorder’s Reception No. 266901, and being a tract of land located in the SE1/4 SE1/4 of Section 9 and in the N1/2 NE1/4 of Section 16, Township 6 South, Range 7 West, P.M.M, Beaverhead County, Montana.
Address: 3512 E Bench Rd, Dillon, MT 59725
Parcel Number(s): 18-0416-16-1-02-02-0000

5.

All books and records of Seller exclusively relating to the Business and the Purchased Assets, including customer files, vendor files, correspondence with customers and governmental authorities, promotional materials and other records, information and data exclusively relating to the Business and the Purchased Assets, including all such files, records, data and information stored electronically, in each case, excluding the Excluded Records.

Exhibit A to the Letter Agreement –Sold Assets

EXHIBIT B

CONSIDERATION PAYMENT INSTRUCTION

Account Name:                  CONTINENTAL REPUBLIC CAPITAL, LLC

Account Number:                  4123012635

Bank Name:                           WELLS FARGO BANK, NA

Bank Routing/ABA Number:         121000248

Reference/Description:         FOR THE ACCOUNT OF RICEBRAN TECHNOLOGIES

EXHIBIT C

UCC-3 AMENDMENTS

[ATTACHED]